AMENDMENT TO ORIGINAL ISSUE DISCOUNT CONVERTIBLE DEBENTURES

DUE JULY 27, 2020

THIS AMENDMENT TO AMENDMENT TO ORIGINAL ISSUE DISCOUNT CONVERTIBLE DEBENTURE DUE July 27, 2020 (the “Amendment”) is made effective as of July 26, 2016 by and between PF Hospitality Group, Inc., a Nevada corporation having its principal place of business at 399 NW 2nd Ave., Suite 216, Boca Raton, FL 33432 (the “Company”) and parties identified on the signature page hereto (collectively, the “Holders”). The Company and Holders may collectively be referred to as the “Parties”.

BACKGROUND

A. The Company and each of the Holders are the owners and holders of Original Issue Discount Convertible Debentures Due July 27, 2020 and issued by the Company on July 27, 2015 in the aggregate principal amount of $1,333,334.00 (the “Convertible Debentures”);

B. Each Holder, owns and holds a Convertible Debenture in the Original Issue Amount set forth on the signature page hereto; and

C. Each of the Parties desire to amend certain parts of the Convertible Debentures as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Convertible Debentures and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Section 4(b) of the Convertible Debentures is hereby amended by deleting such Section 4(b) and replacing it with the following:

(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to 50% of the lowest traded price of the Common Stock for the twenty Trading Days prior to such Conversion Date subject to adjustment herein (the “Conversion Price”). The Conversion Price will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Notwithstanding anything herein to the contrary, at any time after the occurrence of any Event of Default the Holder may, at such Holder’s option and otherwise in accordance with the provisions for conversion herein, convert all or any part of this Debenture into Common Stock at the Default Conversion Price. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

2. Randy Romano and Vaughn Dugan shall have entered into a Stock Pledge Agreement in favor of Bezalel Partners LLC in the form of Stock Pledge Agreement attached hereto as Exhibit A.

3. The Holders hereby consent to the Company’s sale of a $200,000.00 principal amount Convertible Debenture Due July 20, 2021 at par value to R & T Sports Marketing, Inc.

4. Each Holder warrants and represents that each Holder is the beneficial owner of the portion of the Convertible Debt set forth on the signature page below, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims and has the authority to enter into this Amendment.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Convertible Debentures. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Convertible Debentures unless otherwise provided. Except as specifically modified hereby, all of the provisions of the Convertible Debentures which are not in conflict with the terms of this Amendment shall remain in full force and effect.

Signature page follows.

SIGNATURE PAGE TO DEBENTURE AMENDMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PF Hospitality Group, Inc.

By:	/s/ Vaughan Dugan
Vaughn Dugan, Chief Executive Officer

Holder Name/Signature		Original Issue Amount of Convertible Debenture
Longside Ventures LLC

By:	/s/ Benjamin Kaplan
	Benjamin Kaplan, Manager	$333,333.50

Taconic Group LLC

By:	/s/ Robert Grinberg
	Robert Grinberg, Manager	$333,333.50

Sierra Trading Corp.

By:	/s/ Daisy Rodriguez
	Daisy Rodriguez Arnold, President	$333,333.50

Bezalel Partners LLC

By:	/s/ David Stefansky
	David Stefansky, Managing Member	$333,333.50
	Total	$1,333,334.00

2

EXHIBIT A

FORM OF STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (as may be amended, restated or modified from time to time, this “Pledge Agreement”), dated as of July ___, 2016 made by and between VAUGHAN DUGAN, as pledgor (the “Pledgor”), and Bezalel Partners LLC, as pledgee (the “Pledgee”).

W I T N E S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of July 27, 2015 (the “SPA”) entered into among PF Hospitality Group, Inc., a Nevada corporation (the “Company”) and the Pledgee, whereby the Company sold to the Pledgee Original Issued Discount Convertible Debentures Due July 27, 2020 (the “Convertible Debentures”) in the aggregate principal amount of $1,333,334.00;

WHEREAS, the Company sold at par value a $200,000.00 principal amount Convertible Debenture Due July 20, 2021 to R & T Sports Marketing, Inc. (the “R & T Funding”); and

WHEREAS, Bezalel Partners LLC agreed to fund a $50,000 of the Purchaser Notes as defined in the SPA (the “Bazalel Funding”) (the R & T Funding of $200,000.00 and the Bezalel Funding of $50,000.00 is collectively referred to as the “Obligations”);

WHEREAS, as of the date hereof, the Pledgor is the direct registered and beneficial owner of 24,000,000 shares of common stock of the Company (the “Shares”), of which Pledgor seeks to pledge 4,800,000 Shares pursuant to the terms of this Stock Pledge Agreement (collectively, the “Pledged Shares”); and

WHEREAS, in order to induce the Pledgee to make additional payments under the Purchaser Notes issued by the Pledgee or their assignors in favor of the Company as provided for in the SPA and under the Convertible Debentures, the Pledgor has agreed to execute and deliver to the Pledgee, as security for the Obligations of the Company to the Pledgee as set forth in the Convertible Debentures, a pledge of all of the Pledgor’s right, title and interest in and to the Pledged Shares.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and the Pledgee agree as set forth below:

Defined Terms. Except as otherwise defined herein, terms defined in the Convertible Debentures shall have the same meaning when used herein.

Grant of Security. (a) As security for the Obligations, the Pledgor hereby pledges, assigns, transfers and delivers to the Pledgee the Pledged Shares and hereby grants to the Pledgee a first priority lien on and a first priority security interest in the following (collectively, the “Pledged Collateral”):

the Pledged Shares and all capital, revenue, profit, income, gain or other property or proceeds, return on contribution or otherwise with respect to the Pledged Shares;

all other payments due or to become due to the Pledgor in respect of the Pledged Shares whether under any organizational document or otherwise, whether as contractual obligations, damages or otherwise;

all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

3

Representations and Warranties. The Pledgor represents and warrants that:

it is the legal and beneficial owner of, and has good and marketable title to, the Pledged Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created and contemplated by this Pledge Agreement;

it has full power, authority and legal right to execute, deliver and perform its obligations under this Pledge Agreement and to create the lien and security interest contemplated by this Pledge Agreement;

the Pledged Shares are “securities” governed by Article 8 of the UCC;

this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon it and enforceable in accordance with its terms;

no consent of any other party (including equity interest holders of the Pledgor) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement; and

the execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the organizational documents of the Pledgor or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.

Covenants. The Pledgor hereby covenants that during the continuance of this Pledge Agreement:

it shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Pledged Collateral at the cost of the Pledgor against the claims and demands of all persons whomsoever;

it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Collateral or suffer to exist any encumbrance on the Pledged Collateral it shall not amend or modify any organizational document of the Company;

it shall not vote the Pledged Shares of the Company in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of the Company;

it shall furnish to Pledgee from time to time statements and schedules further identifying and describing the Pledged Collateral as Pledgee reasonably requests, all in reasonable detail; and

it shall indemnify the Pledgee from, and hold it harmless against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with the transaction contemplated by this Pledge Agreement.

4

Delivery of Additional Collateral; Reduction of Pledged Shares.

If the Pledgor shall become entitled to receive or shall receive any equity interests, option or rights, whether as an addition to, in substitution of, or in exchange for any of the Pledged Shares, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated Instruments of Transfer duly executed in blank, and Irrevocable Proxies for any shares of capital stock so received, in substantially the forms attached hereto to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations.

Reduction of Pledged Shares. The number of Pledged Shares shall be subject to reduction in an amount equal to the reduction in the principal amount of the Convertible Debentures held by Bezalel divided by $55,555.55 (plus interest on such amount which accrues commencing on the date of this Agreement) and multiplying the result by the number of Pledged Shares until the number of Pledged Shares is zero (the “Pledged Share Reduction”). The Pledged Share Reduction shall be computed no less frequently than within 30 days after the last day of each fiscal quarter.

Intentionally deleted.

General Authority. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Pledgee may be rescinded by the Pledgee and any of the Obligations continued, and the Obligations, or the liability of the Pledgor and/or the Company upon or for any part thereof, or any other collateral security (including, without limitation, any collateral security held pursuant to any of the other Convertible Debentures) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, and the Convertible Debentures, any guarantees and any other collateral security documents executed and delivered by the Pledgor and/or the Company any or any other obligors in respect of the Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee may deem advisable, from time to time, and any other collateral security at any time held by the Pledgee for the payment of the Obligations (including, without limitation, any collateral security held pursuant to any other collateral security document executed and delivered pursuant to the Convertible Debentures) may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by the Pledgor or the Company, which shall remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between the Pledged Company and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Pledgor or the Pledged Company with respect to the Obligations.

UCC Filings. The Pledgor does hereby authorize the Pledgee to do all things the Pledgee may reasonably deem to be necessary or advisable in order to perfect or maintain the security interest granted by this Pledge Agreement including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof.

5

Remedies. At any time after the occurrence of an Event of Default that has not yet been cured or in the event any of the security created by or pursuant to this Pledge Agreement shall be imperiled or jeopardized in a manner deemed material by the Pledgee in its sole and reasonable discretion, the Pledgee shall be entitled, without further notice to the Pledgor:

subject to the limitations of the UCC (to the extent applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Pledged Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Pledgee may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Pledgee, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Pledgor to be reasonable) addressed to the Pledgor at its last address provided to the Pledgee pursuant to this Pledge Agreement, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Pledgor). If any of the Pledged Collateral or any rights or interests thereon are to be disposed of at a public sale, the Pledgee may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. If any of the Pledged Collateral or any rights or interests therein shall be disposed of at a private sale, the Pledgee shall be relieved from all liability or claim for inadequacy of price. At any such public sale the Pledgee may purchase the whole or any part of the Pledged Collateral or any rights or interests therein so sold. Each purchaser, including the Pledgee should it acquire the Pledged Collateral, at any public or private sale, shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Pledgor which are hereby expressly waived and released to the extent permitted by applicable law. If any of the Pledged Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Pledged Collateral or rights or interests so sold may be retained by the Pledgee until the selling price thereof shall be paid by the purchaser, but the Pledgee shall not incur any liability in case of failure of the purchaser to take up and pay for the Pledged Collateral or rights or interests therein so sold. In case of any such failure, the Pledged Collateral or rights or interests therein may again be sold on not less than 10 days’ written notice as aforesaid; and

to exercise all voting and other equity interest rights at any meeting of any Pledged Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Shares of the Pledged Company as if it was the absolute owner thereof, including, without limitation, the right to exchange at its discretion, such Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or, upon the exercise by the Company or the Pledgee of any right, privilege or option pertaining to such Pledged Shares, and in connection therewith, to deposit and deliver such Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

No Duty on Pledgee. The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

Application of Proceeds. All moneys collected or received by the Pledgee pursuant to this Pledge Agreement shall be applied to satisfy the Obligations in the manner determined by the Pledgee.

Miscellaneous.

Further Assurances. The Pledgor agrees that if this Pledge Agreement shall, in the reasonable opinion of the Pledgee, at any time be deemed by the Pledgee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Pledgee may be required in order to more effectively accomplish the purposes of this Pledge Agreement including, without limitation, an alternative pledge or such other alternative security as the Pledgee shall reasonably require.

6

Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Pledgee shall be cumulative and shall be in addition to every other right, power and remedy of the Pledgee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Pledgee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Pledgee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Pledgor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Pledgee of any security or of any payment of or on account of any of the amounts due from the Pledgor to the Pledgee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have rights and remedies of a secured party under the UCC.

Successors and Assigns. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and assigns.

Waiver; Amendment. None of the terms and conditions of this Pledge Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee.

Invalidity. If any provision of this Pledge Agreement shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Pledge Agreement, or the validity of this Pledge Agreement as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Notices. All notices of request, demand and other communications hereunder shall be addressed, sent and deemed delivered in accordance with the Convertible Debentures, including delivery of any such notices or communications to the Company on behalf of the Pledgor, which Pledgor hereby agrees and acknowledges shall be valid and effective notice to the Pledgor hereunder.

Counterparts; Electronic Delivery. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of this Pledge Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart. In the event that the Pledgor delivers an executed counterpart of this Pledge Agreement by facsimile or electronic transmission, the Pledgor shall also deliver an originally executed counterpart as soon as practicable, but the failure of the Pledgor to deliver an originally executed counterpart of this Pledge Agreement shall not affect the validity or effectiveness of this Pledge Agreement.

7

References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Pledge Agreement, unless the context otherwise requires.

Headings. In this Pledge Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Pledge Agreement.

Termination. When all of the Obligations shall have been fully satisfied, the Pledgee agrees that it shall forthwith release the Pledgor from its Obligations hereunder and the Pledgee shall promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and the Irrevocable Proxies shall terminate forthwith and be delivered to the Pledgor forthwith together with the other items furnished to the Pledgee pursuant to this Pledge Agreement.

Applicable Law, Jurisdiction and Waivers.

Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 14.2 hereof, this Pledge Agreement shall be governed by and construed in accordance with the laws of the Florida, without regard to principles of conflicts of laws thereof.

MANDATORY FORUM SELECTION. Any dispute arising under, relating to, or in connection with the Agreement or related to any matter which is the subject of or incidental to the Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, FLOrida; provided, however, PLEDGEE may, at its sole option, elect to bring any action in any other jurisdiction. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law.

WAIVER OF IMMUNITY. TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT.

[-signature page follows-]

8

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed the day and year first above written.

PLEDGOR:

VAUGHAN DUGAN

9